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Filed Pursuant to Rule 424(b)(5)
Registration Number 333-192256

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Ordinary Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Ordinary Shares, par value $0.01 per share	5,917,160 shares	$42.25	$250,000,010	$32,200

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant initially deferred payment of all the registration fee for Registration Statement No. 333-192256 filed by the registrant on November 12, 2013.

PROSPECTUS SUPPLEMENT
To Prospectus dated November 12, 2013

5,917,160 Ordinary Shares

ALKERMES PUBLIC LIMITED COMPANY

Ordinary Shares

        We are offering up to 5,917,160 of our ordinary shares, $0.01 par value, pursuant to this prospectus supplement and accompanying prospectus.

        Our ordinary shares are listed on the NASDAQ Global Select Stock Market (the "NASDAQ") under the symbol ALKS. On January 9, the last sale price of the ordinary shares on the NASDAQ was $43.05 per share.

        Investing in our ordinary shares involves risks. You should carefully consider the risks described under "Risk Factors" on page 1 of the accompanying prospectus, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Offering Price	$42.25	$250,000,010

Proceeds to Alkermes Public Limited Company (after expenses)(1)	$41.97	$248,350,010

(1)
We anticipate the total expenses of this offering to be $1,650,000.

        No underwriter has been involved in the preparation of, or has performed any review of, this prospectus supplement or the accompanying prospectus.

        It is currently anticipated that the closing date of the offering will be on or about January 16, 2014.

The date of this prospectus supplement is January 10, 2014.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement, in the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

        Unless we have indicated otherwise, references in this prospectus to "Alkermes," "we," "us," "our" and similar terms refer to Alkermes Public Limited Company and its subsidiaries.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our ordinary shares. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of our ordinary shares. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to, among other things, our expectations with respect to our business plans or prospects and financial performance, including revenues, expenses, gross margins, liquidity, capital expenditures and income taxes; our expectations regarding the commercialization of our products and the development, regulatory review (including expectations about regulatory approval and regulatory timelines) and therapeutic and commercial scope and potential of our products and the costs and expenses related thereto. All statements, trend analyses and other information contained herein about the markets for the services and products and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "may," "will," "could," "should," "would," "expect," "anticipate," "continue," or the negative of these terms or other similar expressions, constitute forward-looking statements.

        These forward-looking statements are based on estimates reflecting the best judgment of senior management. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

  •
  our ability to compete against companies that are larger and have greater financial, technical and human resources than we do, as well as other competitive factors, such as technological advances achieved, patents obtained and new products introduced by our competitors;

  •
  declines in the pricing and sales volume of our products that are marketed and sold by our partners, over which we have no control;

  •
  our, and our partners', ability to manufacture our products for commercial sale and clinical use;

  •
  the difficulty in predicting the expense, timing and outcome of our interactions with the U.S. Food and Drug Administration and other regulatory authorities;

  •
  the difficulty in predicting the expense, timing and outcome of, among other things, legal and regulatory proceedings and settlements thereof, the protection afforded by our patents and other intellectual and proprietary property, successful generic challenges to our products and infringement or alleged infringement of the intellectual property of others;

  •
  the availability and extent to which our products are reimbursed by government authorities and other third party payors, as well as the impact of obtaining or maintaining such reimbursement on the price of our products;

  •
  the success of preclinical and clinical trials for our products in drug development or delays in clinical trials that adversely impact the timely commercialization of such products, as well as factors impacting the commercial success of our currently marketed products;

  •
  our eligibility for benefits under tax treaties and the continued availability of low effective tax rates for us and for certain of our subsidiaries;

  •
  our debt and debt service obligations and their impact on our financial condition and results of operations;

  •
  our future cash flow, our ability to service and repay our existing debt and our ability to raise additional funds, if needed, in light of our current and projected levels of operations and general economic conditions;

  •
  adverse global economic conditions and credit market and foreign currency exchange uncertainty in countries in which our partners' do business;

  •
  economic factors over which we have no control, including changes in inflation, interest rates, foreign currency rates, and the potential effect of such factors on revenues, expenses and resulting margins;

  •
  our ability to retain, motivate and recruit executives and other key employees;

  •
  the risk that our products could cause, or be alleged to cause, personal injury, leading to potential lawsuits and/or withdrawals of products from the market;

  •
  our ability to obtain components, raw materials or finished products supplied by third parties and other manufacturing and supply difficulties and delays;

  •
  compliance with, or the failure to comply with, health care "fraud and abuse" laws and other extensive regulation of our marketing, promotional and pricing practices, worldwide anti-bribery laws (including the U.S. Foreign Corrupt Practices Act), worldwide environmental laws and regulation and privacy and security regulations;

  •
  the impacts of the Patient Protection and Affordable Care Act and other legislative and regulatory healthcare reforms in the countries in which we, and our partners, operate; and

  •
  other risk factors described under "Risk Factors" in the accompanying prospectus.

        In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as each may be amended, filed with the SEC. See "Where You Can Find More Information."

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical consolidated financial statements and the notes to those financial statements in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. You should also carefully consider the matters discussed under "Risk Factors" in this prospectus supplement, in the accompanying prospectus and in our most recently filed annual report on Form 10-K, which is incorporated by reference in this prospectus supplement.

Company Overview

        We are a fully integrated, global biopharmaceutical company, and we apply our scientific expertise and proprietary technologies to develop innovative medicines that improve patient outcomes. We have a diversified portfolio of more than 20 commercial drug products and a clinical pipeline of product candidates that address central nervous system disorders such as addiction, schizophrenia and depression. Headquartered in Dublin, Ireland, we have a research and development center in Waltham, Massachusetts; research and development and manufacturing facilities in Athlone, Ireland; and manufacturing facilities in Gainesville, Georgia and Wilmington, Ohio.

        We leverage our formulation expertise and proprietary product platforms to develop, both with partners and on our own, innovative and competitively advantaged medications that can enhance patient outcomes in major therapeutic areas. We enter into select collaborations with pharmaceutical and biotechnology companies to develop significant new product candidates, based on existing drugs and incorporating our proprietary product platforms. In addition, we apply our innovative formulation expertise and drug development capabilities to create our own new, proprietary pharmaceutical products.

Corporate Information

        We were incorporated in Ireland on May 4, 2011. Our fiscal year ends on December 31. Our corporate headquarters are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, and our telephone number is +353 1 772 8000. Our website address is www.alkermes.com. Information that is contained in, and can be accessed through, our website is not incorporated into, and does not form a part of, this prospectus supplement.

 The Offering

Ordinary shares being offered by us	5,917,160 shares
Ordinary shares to be outstanding after this offering	143,853,607 shares
NASDAQ Symbol	ALKS
Use of proceeds	We intend to use net proceeds from the sale of the ordinary shares offered hereby for general corporate purposes.
Risk Factors	See "Risk Factors" in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act relating to the securities to be offered. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INFORMATION INCORPORATED BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are either (i) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulations S-K promulgated by the SEC or (ii) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

  •
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on May 23, 2013, as amended by Form 10-K/A, filed with the SEC on May 30, 2013;

  •
  The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on June 14, 2013;

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  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on July 25, 2013;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the SEC on October 31, 2013;

  •
  Our Current Reports on Form 8-K, filed with the SEC on April 1, 2013, April 9, 2013, May 16, 2013, May 23, 2013 (excluding Item 2.02), August 1, 2013, November 12, 2013, December 9, 2013, January 6, 2014, and January 8, 2014; and

  •
  Our registration statement on Form 8-A describing our ordinary shares, filed with the SEC on September 16, 2011.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

        Alkermes Public Limited Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus supplement, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement. Requests for such copies should be directed to our Investor Relations department, at the following address:

Alkermes Public Limited Company
Attention: Investor Relations
c/o Alkermes, Inc.
852 Winter Street
Waltham, MA 02451
(781) 609-6000

Email: financial@alkermes.com

 USE OF PROCEEDS

        We intend to use net proceeds from the sale of the ordinary shares offered hereby for general corporate purposes.

CAPITALIZATION

        The following table sets forth our capitalization and cash and cash equivalents as of September 30, 2013 on an actual basis and on an adjusted basis to give effect to the sale of the ordinary shares offered hereby and receipt of proceeds after deducting the estimated offering expenses.

        You should read this capitalization table together with our financial statements and the related notes, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the other financial information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2013 (in thousands) (unaudited)
	Actual	As Adjusted
Cash and cash equivalents including short-term investments	$339,426	587,776

Current portion of long-term debt	$6,750	6,750
Long-term debt, excluding current portion	359,122	359,122
Shareholders' equity:
Preferred stock, par value, $0.01 per share; 50,000,000 shares authorized; zero issued and outstanding at September 30, 2013	—	—
Ordinary shares, par value, $0.01 per share; 450,000,000 shares authorized; 137,242,939 shares issued; 136,646,516 shares outstanding at September 30, 2013	1,369	1,375
Treasury stock, at cost (596,423 shares at September 30, 2013)	(14,404)	(14,404)
Additional paid-in capital	1,524,783	1,773,127
Accumulated other comprehensive income	5,580	5,580
Accumulated deficit	(500,351)	(500,351)
Total shareholders' equity	1,016,977	1,265,327
Total capitalization	$1,512,437	1,760,787

DIVIDEND POLICY

        We have not paid cash dividends on our ordinary shares to date, and we do not expect to pay cash dividends thereon in the foreseeable future. We anticipate that we will retain all earnings, if any, to support our operations and our proprietary drug development programs. Any future determination as to the payment of dividends will be at the sole discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, available distributable reserves and other factors our board of directors deems relevant. For a discussion on distributable reserves, please see "Description of Ordinary Shares—Dividends" in the accompanying prospectus.

PLAN OF DISTRIBUTION

        We are issuing up to 5,917,160 of our ordinary shares at a price of $42.25 per share. The ordinary shares will be issued by us directly to the purchaser. The closing of the offering is expected to occur on or about January 16, 2014.

        No underwriter has been involved in the preparation of, or has performed any review of, this prospectus supplement or the accompanying prospectus.

        We negotiated the price for the ordinary shares offered in this offering with the purchaser. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the number of shares to be purchased, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our future prospects.

        The expenses of this offering are estimated to be $1,650,000 and are payable by us.

        Ondra Partners, through Ondra (US) LP ("Ondra"), performs various financial advisory services for Alkermes plc for which they received, and may in the future receive, compensation. In connection with this transaction, Ondra received an advisory fee of $1.5 million.

NOTICE TO INVESTORS

        This prospectus supplement and the accompanying prospectus are important and require your immediate attention. If you are in any doubt as to what action you should take, we recommend that you immediately consult your stockbroker, bank manager, solicitor, fund manager or other appropriate financial manager such as, if you are resident in Ireland, an organization or firm authorized or exempted pursuant to the European Communities (Markets in Financial Instruments) Regulations 2007, or the Investment Intermediaries Act 1995, or, if you are in a territory outside Ireland, another appropriately authorized adviser.

        This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland. No offer of ordinary or preferred shares to the public is made, or will it be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) of Ireland. Any ordinary or preferred shares issued will be treated as paid up for the purposes of Section 30(2) of the Companies (Amendment) Act 1983. This prospectus supplement and the accompanying prospectus have not been approved or reviewed by or registered with the Central Bank of Ireland.

        This prospectus supplement and the accompanying prospectus do not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland or otherwise. Alkermes plc is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland, and the recipients of this prospectus supplement and the accompanying prospectus should seek independent legal and financial advice in determining their actions in respect of or pursuant to these documents.

LEGAL MATTERS

        The validity of the ordinary shares offered hereby will be passed upon for us by Arthur Cox, Solicitors, our Irish counsel.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and in the registration statement by reference to the Annual Report on Form 10-K for the year ended March 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Alkermes Public Limited Company

Ordinary Shares
Preferred Shares
Debt Securities

        By this prospectus, we or selling security holders may offer and sell from time to time the securities described in this prospectus separately or together in any combination. Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange. Our ordinary shares are listed on the NASDAQ Global Select Stock Market (the "NASDAQ") under the symbol ALKS.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 1 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2013.

        We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

        Unless we have indicated otherwise, references in this prospectus to "Alkermes," "we," "us," "our" and similar terms refer to Alkermes Public Limited Company and its subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference into this prospectus, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, trend analyses and other information contained herein about the markets for the services and products and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "may," "will," "could," "should," "would," "expect," "anticipate," "continue," or the negative of these terms or other similar expressions, constitute forward-looking statements.

        These forward-looking statements are based on estimates reflecting the best judgment of senior management. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include our expectations regarding our financial performance, including revenues, expenses, gross margins, liquidity, capital expenditures and income taxes; our expectations regarding the commercialization of our products; our expectations regarding our products, including the development, regulatory review (including expectations about regulatory approval and regulatory timelines) and therapeutic and commercial scope and potential of such products and the costs and expenses related thereto; our expectations regarding the initiation, timing and results of clinical trials of our products; our expectations regarding the competitive landscape, and changes therein, related to our products; our expectations regarding our collaborations and other significant agreements relating to our products; our expectations regarding the impact of new accounting pronouncements; our expectations regarding near-term changes in the nature of our market risk exposures or in management's objectives and

ii

strategies with respect to managing such exposures; and our expectations regarding future capital requirements and capital expenditures and our ability to finance our operations and capital requirements; and other risk factors described under "Risk Factors" in this prospectus.

        In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as each may be amended, filed with the SEC. See "Where You Can Find More Information."

iii

ALKERMES PUBLIC LIMITED COMPANY

        We are a fully integrated, global biopharmaceutical company, and we apply our scientific expertise and proprietary technologies to develop innovative medicines that improve patient outcomes. We have a diversified portfolio of more than 20 commercial drug products and a clinical pipeline of product candidates that address central nervous system disorders such as addiction, schizophrenia and depression. Headquartered in Dublin, Ireland, we have a research and development center in Waltham, Massachusetts; research and development and manufacturing facilities in Athlone, Ireland; and manufacturing facilities in Gainesville, Georgia and Wilmington, Ohio.

        We leverage our formulation expertise and proprietary product platforms to develop, both with partners and on our own, innovative and competitively advantaged medications that can enhance patient outcomes in major therapeutic areas. We enter into select collaborations with pharmaceutical and biotechnology companies to develop significant new product candidates, based on existing drugs and incorporating our proprietary product platforms. In addition, we apply our innovative formulation expertise and drug development capabilities to create our own new, proprietary pharmaceutical products.

        We were incorporated in Ireland on May 4, 2011. On May 21, 2013, we changed our fiscal year-end from March 31 to December 31. Our corporate headquarters are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, and our telephone number is +353 1 772 8000. Our website address is www.alkermes.com. Information that is contained in, and can be accessed through, our website is not incorporated into, and does not form a part of, this prospectus.

RISK FACTORS

        You should carefully consider, among other things, the matters discussed under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2013 and in other documents that we include or incorporate by reference into this prospectus.

USE OF PROCEEDS

        Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes, including to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

        Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for the six months ended September 30, 2013 and each of the five years in the period ended March 31, 2013 is set forth below. For the purpose of computing these ratios, "earnings" consists of income before provision for income taxes and cumulative effect of a change in accounting principles, plus fixed charges (excluding capitalized interest). "Fixed charges" consists of interest expense (which includes amortization of debt issue costs), capitalized interest and a portion of rent expense representative of the interest factor, which we estimate to be 33%.

        We do not have any preferred shares outstanding as of September 30, 2013. Our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Ratio of Earnings to Fixed Charges
	Year Ended March 31,
									Six Months Ended 9/30/13
	2009	2010		2011		2012		2013
	(in thousands)
Ratio of Earnings to Fixed Charges	8.43		*		*		*	1.70	1.33

*
Due to our losses for the years ended March 31, 2010, 2011 and 2012, the ratio coverage was less than 1:1. To achieve a coverage ratio of 1:1, we would have had to generate additional earnings of $44.7 million, $46.5 million and $114.4 million for the years ended March 31, 2010, 2011 and 2012, respectively.

DESCRIPTION OF ORDINARY SHARES AND PREFERRED SHARES

        The following description of our ordinary shares and preferred shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Irish Companies Acts of 1963 to 2012 (the "Companies Acts"), and the complete text of our memorandum and articles of association included as exhibits to our registration statement. You should read those laws and documents carefully.

Capital Structure

Authorized and Issued Share Capital

        Our authorized share capital is €40,000 and $5,000,000, of which 40,000 are ordinary shares with a nominal value of €1.00 each, 450,000,000 are ordinary shares with a nominal value of $0.01 each and 50,000,000 are undesignated preferred shares with a nominal value of $0.01 each. As of November 8, 2013, there were 136,911,085 ordinary shares outstanding. There are no preferred shares currently outstanding. All issued shares are fully paid-up and non-assessable.

        We may issue shares subject to the maximum authorized share capital contained in our memorandum and articles of association. Our authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes of a company's shareholders cast at a general meeting (referred to under Irish law as an "ordinary resolution"). As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, after which it must be renewed by the shareholders by an ordinary resolution. Our articles of association authorize our board of directors to issue new ordinary or preferred shares out of the current authorized share capital without shareholder approval for a period of five years from the date such articles of association were approved by our shareholders, which occurred on September 15, 2011.

        The rights and restrictions applicable to our ordinary shares are prescribed in our articles of association. Our articles of association permit the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by us. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

        Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional shares, and our official Irish register of members will not reflect any fractional shares.

Preemption Rights, Share Warrants and Share Options

        Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. We have opted out of these preemption rights in our articles of association as permitted under Irish company law. However, Irish law requires this opt-out to be renewed at least every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a "special resolution"). If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. Our opt-out is scheduled to expire September 15, 2016 unless it is renewed prior to that date. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee stock option or similar equity plan.

        Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. We are subject to the rules of NASDAQ and the Internal Revenue Code of 1986, as amended, that require shareholder approval of certain equity plan and share issuances. Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant accounts." The "relevant accounts" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Acts, which give a "true and fair view" of our unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

        Our articles of association authorize the board of directors to declare dividends to the extent they appear justified by profits without shareholder approval. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in United States Dollars or any other currency.

        Our board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

        The directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

        Our articles of association provide that any ordinary share that Alkermes plc has agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, our repurchase of ordinary shares will technically be effected as a redemption of those shares as described below under "—Our Repurchases and Redemptions." If our articles of association did not contain such provision, our repurchases would be subject to many of the same rules that apply to purchases of our ordinary shares by subsidiaries described below under "—Purchases by Our Subsidiaries" including the shareholder approval requirements described below and the requirement that any open-market purchases be effected on a "recognized stock exchange." Except where otherwise noted, references elsewhere in this prospectus to repurchasing or buying back our ordinary shares refer to our redemption of ordinary shares or our purchase or one of our subsidiary's purchase of ordinary shares, in each case in accordance with our articles of association and Irish company law as described below.

Our Repurchases and Redemptions

        Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Please see also "—Dividends" and "Risk Factors." We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be canceled or held in treasury. Based on the provision of our articles described above, shareholder approval will not be required to redeem our shares.

        We may also be given an additional general authority to purchase our own shares open-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        Our board of directors may also issue preferred shares that may be redeemed at our option or the option of the shareholder, depending on the terms of such preferred shares. Please see "—Authorized and Issued Share Capital" for additional information on preferred shares.

        Under Irish law, repurchased and redeemed shares may be canceled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Purchases by Our Subsidiaries

        Under Irish law, an Irish or non-Irish subsidiary may purchase our shares either on-market or off-market. For one of our subsidiaries to make on-market purchases of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of our ordinary shares is required. For an off-market purchase by one of our subsidiaries, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office.

        In order for one of our subsidiaries to make an on-market purchase of our shares, such shares must be purchased on a "recognized stock exchange." NASDAQ, on which our shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

        The number of shares held by our subsidiaries at any time will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Share Repurchase Program

        Our share repurchase program authorizes us to repurchase up to $215 million of our ordinary shares at the discretion of management from time to time in the open market or through privately negotiated transactions. The repurchase program has no set expiration date and may be suspended or discontinued at any time. As of September 30, 2013, we had purchased a total of 8,866,342 ordinary shares under this program at a cost of $114,029,664.

        As noted above, shareholder approval for such repurchases will not be required because a repurchase of our shares will be effected as a redemption pursuant to our articles of association.

Bonus Shares

        Under our articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or our share premium account for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our articles of association provide that we will have a first and paramount lien on every share that is not a fully paid up share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as ours and will only be applicable to our shares that have not been fully paid up.

Consolidation and Division; Subdivision

        Under our articles of association, we may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares or subdivide our shares into smaller amounts than is fixed by our memorandum and articles of association.

Reduction of Share Capital

        We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any way.

Annual Meetings of Shareholders

        We are required to hold annual general meetings at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting.

        Notice of an annual general meeting must be given to all our shareholders and to our auditors. Our articles of association provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

        The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor's remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Extraordinary General Meetings of Shareholders

        Extraordinary general meetings of our shareholders may be convened by: (i) the board of directors; (ii) at the request of shareholders holding not less than 10% of our paid up share capital carrying voting rights; or (iii) at the request of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

        Notice of an extraordinary general meeting must be given to our shareholders and to our auditors. Under Irish law and our articles of association, the minimum notice periods are 21 days' notice in writing for an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting.

        In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this required notice, the board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the required notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

        If the board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

        Our articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more shareholders present in person or by proxy holding not less than a majority of our issued and outstanding shares entitled to vote at the meeting in question constitute a quorum.

Voting

        Our articles of association provide that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

        Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our articles of association, which permit shareholders to notify us of their proxy appointments electronically in such manner as may be approved by the board.

        In accordance with our articles of association, our directors may from time to time authorize us to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares). Treasury shares or shares of the Company that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

        Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

  (a)
  amending our objects or memorandum of association;

  (b)
  amending our articles of association;

  (c)
  approving a change of our name;

  (d)
  authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

  (e)
  opting out of preemption rights on the issuance of new shares;

  (f)
  our re-registration from a public limited company to a private company;

  (g)
  variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

  (h)
  purchase of our own shares off-market;

  (i)
  reduction of issued share capital;

  (j)
  sanctioning a compromise/scheme of arrangement;

  (k)
  resolving that we be wound up by the Irish courts;

  (l)
  resolving in favor of a shareholders' voluntary winding-up;

  (m)
  re-designation of shares into different share classes; and

  (n)
  setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

        Under our articles of association and the Companies Acts, any variation of class rights attaching to our issued shares must be approved by a special resolution of the shareholders of the affected class or with the consent in writing of the holders of three-quarters of all the votes of that class of shares.

        The provisions of our articles of association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined by reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of the holders present in person or by proxy representing at least one half of the issued shares of that class.

Inspection of Books and Records

        Under Irish law, shareholders have the right to: (i) receive a copy of our memorandum and articles of association and any act of the Irish Government which alters our memorandum; (ii) inspect and obtain copies of our minutes of general meetings and resolutions; (iii) inspect and receive a copy of our register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers; (iv) receive copies of balance sheets and directors' and auditors' reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any of our subsidiaries which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all our books, records and vouchers. The auditors' report must be circulated to shareholders with our financial statements prepared in accordance with Irish law at least 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions

        An Irish public limited company may be acquired in a number of ways, including:

  (a)
  a court-approved scheme of arrangement under the Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

  (b)
  through a tender or takeover offer by a third party for all of our shares. Where the holders of 80% or more of our shares have accepted an offer for such shares, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its "squeeze out" right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were to be listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

  (c)
  by way of a merger with a EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution of the shareholders. If we are being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value.

        Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets.

Appraisal Rights

        Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish company limited by shares such as we are and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the EU (with the exception of Croatia) and Norway, Iceland and Liechtenstein), a shareholder: (i) who voted against the special resolution approving the merger; or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

        Under the Companies Acts, shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 5% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 5% of our shares ceases to be so interested. Where a shareholder is interested in more than 5% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital of (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

        In addition to these disclosure requirements, we may, under the Companies Acts, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Acts, as follows:

  (a)
  any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

  (b)
  no voting rights shall be exercisable in respect of those shares;

  (c)
  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  (d)
  no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

        In the event that we are in an offer period pursuant to the Irish Takeover Rules made under the Irish Takeover Panel Act 1997, accelerated disclosure provisions apply for persons holding an interest in our securities of 1% or more.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

        A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

  (a)
  in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  (b)
  the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

  (c)
  the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

  (d)
  false markets in the securities of the target company or any other company concerned by the offer must not be created;

  (e)
  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

  (f)
  a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

  (g)
  a "substantial acquisition" of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires our shares may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous twelve months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of our voting rights would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a twelve-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must be no less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to twelve months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired our ordinary shares: (i) during the period of twelve months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares; or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

        Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as: (i) the issue of shares, options or convertible securities; (ii) material acquisitions or disposals; (iii) entering into contracts other than in the ordinary course of business; or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

  (a)
  the action is approved by our shareholders at a general meeting; or

  (b)
  the Irish Takeover Panel has given its consent, where:

  (i)
  it is satisfied the action would not constitute frustrating action;

  (ii)
  the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  (iii)
  the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

  (iv)
  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

        Certain other provisions of Irish law or our memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following captions: "—Authorized and Issued Share Capital" (regarding issuance of preferred shares), "—Preemption Rights, Share Warrants and Share Options," "—Disclosure of Interests in Shares," and "—Corporate Governance."

Corporate Governance

        Our articles of association allocate authority over our day-to-day management to the board of directors. The board of directors may then delegate our management to committees of the board, consisting of one or more members of the board, with power to sub-delegate, or executives, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. Committees may meet and adjourn as they determine proper. A vote at any committee meeting will be determined by a majority of votes of the members present.

        We currently have in place an Audit and Risk Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We have also adopted Reporting Procedures for Auditing and Accounting, Internal Control Matters and Illegal or Unethical Behavior and No Retaliation Policy, Audit and Non-Audit Services Pre-Approval Policy, Charter of the Lead Independent Director, Insider Trading Policy, Corporate Governance Guidelines and Code of Business Conduct and Ethics.

Legal Name; Formation; Fiscal Year; Registered Office

        Our current legal and commercial name is Alkermes plc. We were incorporated in Ireland on May 4, 2011 as a private limited company, under the name Antler Science Two Limited (registration number 498284). On July 25, 2011, Antler Science Two Limited was re-registered as a public limited company under the name Antler Science Two plc. On September 14, 2011, we were re-named Alkermes public limited company. Our fiscal year ends on December 31, and our registered address is Connaught House, 1 Burlington Road, Dublin 4, Ireland.

Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns.

        The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our articles of association or the terms of any preferred shares issued by our directors from time to time. The holders of preferred shares in particular may have the right to priority in our dissolution or winding up. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our articles of association provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

        Holders of our ordinary shares will not have the right to require us to issue certificates for their shares. We only issue uncertificated ordinary shares.

Stock Exchange Listing

        Our ordinary shares are listed on NASDAQ under the symbol "ALKS." Our ordinary shares are not currently intended to be listed on the Irish Stock Exchange.

No Sinking Fund

        Our ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        Our ordinary shares are duly and validly issued and fully-paid.

Transfer and Registration of Shares

        Our transfer agent maintains our share register, which is determinative of ownership of our shares. Our shareholders who hold shares beneficially are not the holders of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

        A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares: (i) from a person who holds such shares directly to any other person; (ii) from a person who holds such shares beneficially to a person who holds such shares directly; or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

        Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Our articles of association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, we are (on our behalf or on behalf of our affiliates) entitled to: (i) seek reimbursement from the buyer or seller (at our discretion); (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at our discretion); and (iii) claim a lien against the ordinary shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our ordinary shares has been paid unless one or both of such parties is otherwise notified by us.

        Our articles of association delegate to our secretary the authority to execute an instrument of transfer on behalf of a transferring party.

        In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).

        The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

DESCRIPTION OF DEBT SECURITIES

        We may offer secured or unsecured debt securities which may be convertible or non-convertible, in one or more series.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939, as amended. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities;

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  whether the debt securities will be secured or unsecured;

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  whether the debt securities are convertible into other securities;

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  whether the debt securities are senior or subordinated debt securities;

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  the percentage or percentages of principal amount at which such debt securities will be issued;

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  the interest rate(s) or the method for determining the interest rate(s);

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  the maturity date;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to security and release of the guarantees), if any;

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  any restriction or condition on the transferability of the debt securities;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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  the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  the extent to which a secondary market for the securities is expected to develop;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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  additional terms not inconsistent with the provisions of the indenture.

  General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

  Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

  Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

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  If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the commission the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

        We may use a dealer to sell the securities.

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  If we use a dealer, we will sell the securities to the dealer, as principal.

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  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

        Subject to applicable law, we may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security Holders

        Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our New York counsel, and/or Arthur Cox, Solicitors, our Irish counsel.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are a public limited company formed under the laws of Ireland, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

INFORMATION INCORPORATED BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are either (i) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulations S-K promulgated by the SEC or (ii) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

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  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on May 23, 2013, as amended by Form 10-K/A, filed with the SEC on May 30, 2013;

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  The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on June 14, 2013;

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  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on July 25, 2013;

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  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the SEC on October 31, 2013;

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  Our Current Reports on Form 8-K, filed with the SEC on April 1, 2013, April 9, 2013, May 16, 2013, May 23, 2013 (excluding Item 2.02), August 1, 2013, and November 12, 2013; and

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  Our registration statement on Form 8-A describing our ordinary shares, filed with the SEC on September 16, 2011.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Alkermes Public Limited Company
Attention: Investor Relations
852 Winter Street
Waltham, MA 02451
(781) 609-6000
Email: financial@alkermes.com

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

        This prospectus is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

5,917,160 Ordinary Shares

ALKERMES PUBLIC LIMITED COMPANY

Ordinary Shares

PROSPECTUS SUPPLEMENT